Exhibit 99.1

LAZARD LTD REPORTS

SECOND-QUARTER AND FIRST-HALF 2019 RESULTS

$630 million operating revenue for second quarter	$237 billion in average assets under management, up 4% from first quarter	$603 million of capital returned to shareholders in first half of 2019

NEW YORK, July 25, 2019 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $630 million for the quarter ended June 30, 2019. Net income, as adjusted2, was $86 million, or $0.73 per share (diluted) for the quarter. On a U.S. GAAP basis, second-quarter 2019 net income was $66 million, or $0.55 per share (diluted).

First-half 2019 net income, as adjusted, was $191 million, or $1.61 per share (diluted). On a U.S. GAAP basis, first-half net income was $163 million, or $1.36 per share (diluted).

“With growing momentum in Financial Advisory and increased average assets under management, we are well positioned for the second half of the year,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are making significant investments in our technology infrastructure to create new and differentiated capabilities and insights for our clients, building a foundation for enhanced growth.”

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2019	2018	%’19-’18	2019	2018	%’19-’18
Net Income
U.S. GAAP	$66	$147	(55)%	$163	$307	(47)%
Per share, diluted	$0.55	$1.13	(51)%	$1.36	$2.34	(42)%
Adjusted[2]	$86	$143	(40)%	$191	$309	(38)%
Per share, diluted	$0.73	$1.10	(34)%	$1.61	$2.35	(31)%
Operating Revenue[1]
Total operating revenue	$630	$741	(15)%	$1,250	$1,465	(15)%
Financial Advisory	$329	$415	(21)%	$659	$804	(18)%
Asset Management	$291	$329	(12)%	$575	$659	(13)%
AUM ($ in billions)
Period End	$237	$238	—%
Average	$237	$245	(3)%	$233	$251	(7)%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP begins on page 13.

OPERATING REVENUE

Operating revenue1 was $630 million for the second quarter of 2019, and $1,250 million for the first half of 2019, down 15% and 15% for both periods from the respective 2018 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the second quarter of 2019, Financial Advisory operating revenue was $329 million, 21% lower than the second quarter of 2018. The decrease reflected softness in European M&A and global Restructurings.

For the first half of 2019, Financial Advisory operating revenue was $659 million, 18% lower than the first half of 2018.

During and since the second quarter of 2019, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including: IBM’s $34 billion acquisition of Red Hat; Ingersoll-Rand in the $15 billion combination of its Industrial segment with Gardner Denver; Anheuser-Busch InBev’s AUD 16 billion sale of Carlton & United Breweries to Asahi Group Holdings; a consortium consisting of KIRKBI, Blackstone and CPPIB, in its recommended acquisition of Merlin Entertainments, valuing Merlin at £5.9 billion; MassMutual in the $5.7 billion strategic combination of Invesco and OppenheimerFunds; Capgemini’s €5.0 billion acquisition of Altran; Gilead’s R&D collaboration with Galapagos, including $5.1 billion in an upfront payment and an equity investment; El Paso Electric’s $4.3 billion sale to Infrastructure Investments Fund; and Carrefour’s sale of an 80% interest in Carrefour China to Suning.com, based on an enterprise value of €1.4 billion.

During and since the second quarter of 2019 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors, including roles involving: Abengoa; Debenhams; FirstEnergy Solutions; Insys Therapeutics; Neiman Marcus; PG&E; Sears Holdings; Westmoreland Resource Partners; and Weatherford International.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the second quarter of 2019, or continued to advise or completed since June 30, 2019, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the second quarter of 2019, Asset Management operating revenue was $291 million, 12% lower than the second quarter of 2018. For the first half of 2019, Asset Management operating revenue was $575 million, 13% lower than the first half of 2018.

For the second quarter of 2019, management fees and other revenue was $286 million, 10% lower than the second quarter of 2018, and 1% higher than the first quarter of 2019. For the first half of 2019, management fees and other revenue was $569 million, 11% lower than the first half of 2018.

Average assets under management (AUM) for the second quarter of 2019 was $237 billion, 3% lower than the second quarter of 2018, and 4% higher than the first quarter of 2019. Average AUM for the first half of 2019 was $233 billion, 7% lower than the first half of 2018.

AUM as of June 30, 2019, was $237 billion, approximately even with June 30, 2018, and up 1% from March 31, 2019. The sequential increase was primarily driven by market appreciation and foreign exchange movement, offset by net outflows of $5.2 billion.

For the second quarter of 2019, incentive fees were $5 million, compared to $12 million for the second quarter of 2018. For the first half of 2019, incentive fees were $6 million, compared to $18 million for the first half of 2018.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2019, we accrued compensation and benefits expense1 at an adjusted compensation1 ratio of 57.5%. This resulted in $362 million of adjusted compensation and benefits expense, compared to $413 million for the second quarter of 2018.

For the first half of 2019, adjusted compensation and benefits expense1 was $719 million, compared to $817 million for the first half of 2018.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the second quarter of 2019 was $128 million, 8% higher than the second quarter of 2018. The increase includes our accelerating investments in technology infrastructure. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2019 was 20.3%, compared to 16.0% for the second quarter of 2018.

Adjusted non-compensation expense1 for the first half of 2019 was $244 million, 5% higher than the first half of 2018. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2019 was 19.5%, compared to 15.9% for the first half of 2018.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $35 million for the second quarter of 2019 and $60 million for the first half of 2019. The effective tax rate on the same basis was 28.8% for the second quarter and 23.9% for the first half of 2019, compared to 26.9% and 20.4% for the respective 2018 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the second quarter of 2019, Lazard returned $217 million to shareholders, which included: $52 million in dividends; $160 million in share repurchases of our Class A common stock; and $5 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first half of 2019, Lazard returned $603 million to shareholders, which included: $155 million in dividends; $352 million in share repurchases of our Class A common stock; and $96 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first half of 2019, we repurchased 9.7 million shares at an average price of $36.20 per share, which included 4.5 million shares repurchased in the second quarter at an average price of $35.18 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2018 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $37.69 per share. As of June 30, 2019, our remaining share repurchase authorization was $244 million.

On July 24, 2019, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on August 16, 2019, to stockholders of record on August 5, 2019.

Lazard’s financial position remains strong. As of June 30, 2019, our cash and cash equivalents were $919 million, and stockholders’ equity related to Lazard’s interests was $619 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 25, 2019, to discuss the company’s financial results for the second quarter and first half of 2019. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 289-0438 (U.S. and Canada) or +1 (323) 794-2423 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on July 25, 2019, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 7242427.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Second-quarter and first-half 2019 adjusted results1 exclude pre-tax charges of (i) $7.6 million and $10.8 million, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system, (ii) $2.3 million and $6.8 million, respectively, relating to a first quarter debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC; (iii) $4.6 million and $7.7 million, respectively, of acquisition-related costs, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions; and (iv) $11.9 million of private equity investment adjustments in the second quarter. On a U.S. GAAP basis, these items resulted in a net charge of $20 million, or $0.17 (diluted) per share, for the second quarter, and a net charge of $28 million, or $0.24 (diluted) per share, for the first half of 2019.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2018
Total revenue	$650,801	$661,678	$771,528	(2%)	(16%)
Interest expense	(20,111)	(18,004)	(13,590)

Net revenue	630,690	643,674	757,938	(2%)	(17%)
Operating expenses:
Compensation and benefits	372,470	372,254	416,159	0%	(10%)
Occupancy and equipment	30,953	28,295	29,240
Marketing and business development	28,784	27,984	28,228
Technology and information services	38,825	32,055	32,527
Professional services	19,144	14,217	16,714
Fund administration and outsourced services	28,493	28,930	33,227
Amortization and other acquisition-related (benefits) costs	5,042	3,470	(8,483)
Other	5,294	16,806	10,386

Subtotal	156,535	151,757	141,839	3%	10%

Operating expenses	529,005	524,011	557,998	1%	(5%)

Operating income	101,685	119,663	199,940	(15%)	(49%)
Provision for income taxes	28,172	23,187	51,561	21%	(45%)

Net income	73,513	96,476	148,379	(24%)	(50%)
Net income (loss) attributable to noncontrolling interests	7,736	(566)	1,416

Net income attributable to Lazard Ltd	$65,777	$97,042	$146,963	(32%)	(55%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	111,981,204	111,944,255	120,306,257	0%	(7%)
Diluted	116,175,349	120,820,084	130,249,054	(4%)	(11%)

Net income per share:
Basic	$0.57	$0.87	$1.22	(34%)	(53%)
Diluted	$0.55	$0.80	$1.13	(31%)	(51%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2019	June 30, 2018	% Change
Total revenue	$1,312,479	$1,539,733	(15%)
Interest expense	(38,115)	(27,097)

Net revenue	1,274,364	1,512,636	(16%)
Operating expenses:
Compensation and benefits	744,724	821,206	(9%)
Occupancy and equipment	59,248	59,478
Marketing and business development	56,768	53,887
Technology and information services	70,880	65,779
Professional services	33,361	29,145
Fund administration and outsourced services	57,423	68,411
Amortization and other acquisition-related (benefits) costs	8,512	(7,617)
Other	22,100	36,579

Subtotal	308,292	305,662	1%

Operating expenses	1,053,016	1,126,868	(7%)

Operating income	221,348	385,768	(43%)
Provision for income taxes	51,359	75,728	(32%)

Net income	169,989	310,040	(45%)
Net income attributable to noncontrolling interests	7,170	3,385

Net income attributable to Lazard Ltd	$162,819	$306,655	(47%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	111,962,729	120,118,182	(7%)
Diluted	118,497,717	131,195,725	(10%)
Net income per share:
Basic	$1.44	$2.55	(44%)
Diluted	$1.36	$2.34	(42%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2019	2018
ASSETS
Cash and cash equivalents	$919,221	$1,246,537
Deposits with banks and short-term investments	1,301,520	1,006,969
Cash deposited with clearing organizations and other segregated cash	39,761	38,379
Receivables	705,114	685,534
Investments	575,424	575,148
Goodwill and other intangible assets	374,436	375,318
Operating lease right-of-use assets	477,432	—
Deferred tax assets	589,076	597,776
Other assets	525,489	471,580

Total Assets	$5,507,473	$4,997,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,480,684	$1,154,207
Accrued compensation and benefits	331,636	585,484
Senior debt	1,678,131	1,434,260
Tax receivable agreement obligation	246,953	270,640
Operating lease liabilities	555,324	—
Other liabilities	496,867	582,557

Total liabilities	4,789,595	4,027,148
Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	582,342	750,692
Retained earnings	1,179,901	1,195,563
Accumulated other comprehensive loss, net of tax	(271,984)	(273,818)

Subtotal	1,491,557	1,673,735
Class A common stock held by subsidiaries, at cost	(872,755)	(756,884)

Total Lazard Ltd stockholders’ equity	618,802	916,851
Noncontrolling interests	99,076	53,242

Total stockholders’ equity	717,878	970,093

Total liabilities and stockholders’ equity	$5,507,473	$4,997,241

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2019	2019	2018	2019	2018
Revenues:
Financial Advisory	$328,814	$329,994	$415,006	(0%)	(21%)
Asset Management	291,269	283,734	329,409	3%	(12%)
Corporate	9,617	6,262	(3,713)	54%	NM

Operating revenue (b)	$629,700	$619,990	$740,702	2%	(15%)

Expenses:

Adjusted compensation and benefits expense (c)	$362,078	$356,494	$413,312	2%	(12%)

Ratio of adjusted compensation to operating revenue	57.5%	57.5%	55.8%

Non-compensation expense (d)	$128,014	$115,737	$118,481	11%	8%

Ratio of non-compensation to operating revenue	20.3%	18.7%	16.0%
Earnings:

Earnings from operations (e)	$139,608	$147,759	$208,909	(6%)	(33%)

Operating margin (f)	22.2%	23.8%	28.2%

Adjusted net income (g)	$85,746	$105,537	$143,020	(19%)	(40%)

Diluted adjusted net income per share	$0.73	$0.87	$1.10	(16%)	(34%)

Diluted weighted average shares (h)	117,422,884	120,934,661	130,249,054	(3%)	(10%)
Effective tax rate (i)	28.8%	19.4%	26.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2019	June 30, 2018	% Change
Revenues:
Financial Advisory	$658,808	$803,862	(18%)
Asset Management	575,003	659,264	(13%)
Corporate	15,879	1,511	NM

Operating revenue (b)	$1,249,690	$1,464,637	(15%)

Expenses:
Adjusted compensation and benefits expense (c)	$718,572	$817,268	(12%)

Ratio of adjusted compensation to operating revenue	57.5%	55.8%
Non-compensation expense (d)	$243,751	$232,562	5%

Ratio of non-compensation to operating revenue	19.5%	15.9%
Earnings:
Earnings from operations (e)	$287,367	$414,807	(31%)

Operating margin (f)	23.0%	28.3%
Adjusted net income (g)	$191,283	$308,935	(38%)

Diluted adjusted net income per share	$1.61	$2.35	(31%)

Diluted weighted average shares (h)	119,178,774	131,195,725	(9%)
Effective tax rate (i)	23.9%	20.4%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of				Variance
	June 30,		March 31,	December 31,
	2019		2019	2018	Qtr to Qtr	YTD
Equity:
Emerging Markets	$42,836		$45,112	$41,899	(5.0%)	2.2%
Global	47,559		46,788	41,490	1.6%	14.6%
Local	40,575		40,083	36,020	1.2%	12.6%
Multi-Regional	64,888		63,112	57,589	2.8%	12.7%

Total Equity	195,858		195,095	176,998	0.4%	10.7%
Fixed Income:
Emerging Markets	15,692		15,308	14,980	2.5%	4.8%
Global	6,195		6,410	4,851	(3.4%)	27.7%
Local	5,767		5,378	6,113	7.2%	(5.7%)
Multi-Regional	8,935		7,912	6,994	12.9%	27.8%

Total Fixed Income	36,589		35,008	32,938	4.5%	11.1%
Alternative Investments	2,492		2,659	2,430	(6.3%)	2.6%
Private Equity	1,383		1,393	1,469	(0.7%)	(5.9%)
Cash Management	1,144		824	899	38.8%	27.3%

Total AUM	$237,466		$234,979	$214,734	1.1%	10.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019	2018
AUM - Beginning of Period	$234,979		$251,680		$214,734	$249,459
Net Flows	(5,246)		(3,846)		(5,208)	(1,439)
Market and foreign exchange appreciation (depreciation)	7,733		(9,958)		27,940	(10,144)

AUM - End of Period	$237,466		$237,876		$237,466	$237,876

Average AUM	$236,978		$245,127		$232,740	$250,614

% Change in average AUM	(3.3%	)			(7.1% )

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2019	2019	2018	2019	2018

Operating Revenue
Net revenue - U.S. GAAP Basis	$630,690	$643,674	$757,938	$1,274,364	$1,512,636
Adjustments:
Revenue related to noncontrolling interests (j)	(11,819)	(2,271)	(5,622)	(14,090)	(10,839)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(6,484)	(13,870)	499	(20,354)	1,935
Distribution fees, reimbursable deal costs and bad debt expense (k)	(13,357)	(24,332)	(24,718)	(37,689)	(64,232)
Private Equity investment adjustment (l)	11,948	—	—	11,948	—
Interest expense	18,722	16,789	12,605	35,511	25,137

Operating revenue, as adjusted (b)	$629,700	$619,990	$740,702	$1,249,690	$1,464,637

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$372,470	$372,254	$416,159	$744,724	$821,206
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(6,484)	(13,870)	499	(20,354)	1,935
Compensation related to noncontrolling interests (j)	(3,908)	(1,890)	(3,346)	(5,798)	(5,873)

Compensation and benefits expense, as adjusted (c)	$362,078	$356,494	$413,312	$718,572	$817,268

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$156,535	$151,757	$141,839	$308,292	$305,662
Adjustments:
Expenses associated with ERP system implementation (m)	(7,626)	(3,205)	(5,404)	(10,831)	(12,830)
Expenses related to office space reorganization (n)	—	—	(1,036)	—	(2,425)
Distribution fees, reimbursable deal costs and bad debt expense (k)	(13,357)	(24,332)	(24,718)	(37,689)	(64,232)
Amortization and other acquisition-related benefits (costs) (o)	(5,042)	(3,470)	8,483	(8,512)	7,617
Charges pertaining to Senior Debt refinancing (p)	(2,262)	(4,243)	—	(6,505)	—
Non-compensation expense related to noncontrolling interests (j)	(234)	(770)	(683)	(1,004)	(1,230)

Non-compensation expense, as adjusted (d)	$128,014	$115,737	$118,481	$243,751	$232,562

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$101,685	$119,663	$199,940	$221,348	$385,768
Adjustments:
Expenses associated with ERP system implementation (m)	7,626	3,205	5,404	10,831	12,830
Expenses related to office space reorganization (n)	—	—	1,036	—	2,425
Acquisition-related (benefits) costs (o)	4,612	3,039	(9,346)	7,651	(9,313)
Private Equity investment adjustment (l)	11,948	—	—	11,948	—
Charges pertaining to Senior Debt refinancing (p)	2,348	4,457	—	6,805	—
Net (income) loss related to noncontrolling interests (j)	(7,736)	566	(1,416)	(7,170)	(3,385)

Pre-tax income, as adjusted	120,483	130,930	195,618	251,413	388,325
Interest expense	18,636	16,575	12,605	35,211	25,137
Amortization (LAZ only)	489	254	686	743	1,345

Earnings from operations, as adjusted (e)	$139,608	$147,759	$208,909	$287,367	$414,807

Net Income (loss) attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$65,777	$97,042	$146,963	$162,819	$306,655
Adjustments:
Expenses associated with ERP system implementation (m)	7,626	3,205	5,404	10,831	12,830
Expenses related to office space reorganization (n)	—	—	1,036	—	2,425
Acquisition-related (benefits) costs (o)	4,612	3,039	(9,346)	7,651	(9,313)
Private Equity investment adjustment (l)	11,948	—	—	11,948	—
Charges pertaining to Senior Debt refinancing (p)	2,348	4,457	—	6,805	—
Tax benefit allocated to adjustments	(6,565)	(2,206)	(1,037)	(8,771)	(3,662)

Net income, as adjusted (g)	$85,746	$105,537	$143,020	$191,283	$308,935

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	116,175,349	120,820,084	130,249,054	118,497,717	131,195,725
Adjustment: participating securities	1,247,535	114,577	—	681,057	—

Diluted Weighted Average Shares Outstanding, as adjusted (h)	117,422,884	120,934,661	130,249,054	119,178,774	131,195,725
Diluted net income per share:
U.S. GAAP Basis	$0.55	$0.80	$1.13	$1.36	$2.34
Non-GAAP Basis, as adjusted	$0.73	$0.87	$1.10	$1.61	$2.35

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Six Months Ended
($ in thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$30,953	$28,295	$29,240	$59,248	$59,478
Marketing and business development	28,784	27,984	28,228	56,768	53,887
Technology and information services	38,825	32,055	32,527	70,880	65,779
Professional services	19,144	14,217	16,714	33,361	29,145
Fund administration and outsourced services	28,493	28,930	33,227	57,423	68,411
Amortization and other acquisition-related (benefits) costs	5,042	3,470	(8,483)	8,512	(7,617)
Other	5,294	16,806	10,386	22,100	36,579

Non-compensation expense - Subtotal - U.S. GAAP Basis	$156,535	$151,757	$141,839	$308,292	$305,662

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (n)	($25)	($33)	($1,106)	($58)	($2,565)
Marketing and business development (j) (k) (m)	(6,493)	(3,404)	(4,621)	(9,897)	(8,730)
Technology and information services (j) (k) (m)	(7,427)	(3,276)	(5,258)	(10,703)	(12,315)
Professional services (j) (k) (m)	(2,091)	(1,364)	(1,898)	(3,455)	(2,593)
Fund administration and outsourced services (k)	(12,549)	(15,909)	(17,606)	(28,458)	(36,855)
Amortization and other acquisition-related (benefits) costs (o)	(5,042)	(3,470)	8,483	(8,512)	7,617
Other (j) (k) (m) (p)	5,106	(8,564)	(1,352)	(3,458)	(17,659)

Subtotal Non-compensation adjustments	($28,521)	($36,020)	($23,358)	($64,541)	($73,100)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,928	$28,262	$28,134	$59,190	$56,913
Marketing and business development	22,291	24,580	23,607	46,871	45,157
Technology and information services	31,398	28,779	27,269	60,177	53,464
Professional services	17,053	12,853	14,816	29,906	26,552
Fund administration and outsourced services	15,944	13,021	15,621	28,965	31,556
Amortization and other acquisition-related costs	—	—	—	—	—
Other	10,400	8,242	9,034	18,642	18,920

Non-compensation expense, as adjusted (d)	$128,014	$115,737	$118,481	$243,751	$232,562

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment (see (l) below), (v) interest expense primarily related to corporate financing activities, and (vi) for the three and six month periods ended June 30, 2019 and for the three month period ended March 31, 2019, excess interest expense pertaining to Senior Debt refinancing (see (p) below).

(c)

A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2018, expenses related to office space reorganization (see (n) below), (iii) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (k) below), (iv) amortization and other acquisition-related benefits (costs) (see (o) below), (v) for the three and six month periods ended June 30, 2019 and for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (p) below), and (vi) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2018, expenses related to office space reorganization (see (n) below), (iii) amortization and other acquisition-related (benefits) costs (see (o) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment (see (l) below), (v) for the three and six month periods ended June 30, 2019 and for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (p) below), (vi) net revenue and expenses related to noncontrolling interests (see (j) below), and (vii) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (m) below), (ii) for the three and six month periods ended June 30, 2018, expenses related to office space reorganization (see (n) below), (iii) amortization and other acquisition-related (benefits) costs (see (o) below), (iv) for the three and six month periods ended June 30, 2019, private equity investment adjustment, (see (l) below), and (v) for the three and six month periods ended June 30, 2019 and for the three month period ended March 31, 2019, charges pertaining to Senior Debt refinancing (see (p) below), net of tax benefits.

(h)

A non-GAAP measure which includes for the three and six month periods ended June 30, 2019 and for the three month period ended March 31, 2019, units of the newly established long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our Class A common stock. Profits interest participation rights and other participating securities are excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $34,737, $25,393, and $52,599 for the three month periods ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively, $60,130 and $79,391 for the six month periods ended June 30, 2019 and 2018 and the denominator of which is pre-tax income of $120,483, $130,930, and $195,618 for the three month periods ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively, $251,413 and $388,325 for the six month periods ended June 30, 2019 and 2018.

(j)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(k)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Represents write-down of private equity investment to potential transaction value.

(m)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(n)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(o)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

(p)

The company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes).

NM Not meaningful